Exhibit 10.4 (a)

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Redwood Mortgage
900 Veterans Blvd., Suite #500
Redwood City, California 94063-1743
Attn:  Michael Burwell

___________________________________________________________________________
LOAN NO.: _____________

CONSTRUCTION DEED OF TRUST, ASSIGNMENT
OF LEASES AND RENTS, SECURITY
AGREEMENT AND FIXTURE FILING

THIS CONSTRUCTION DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") is made as of ______________, 20___, by _________________________________________, whose address is ___________________________________________________________, (herein "Trustor"), to PLM LENDER SERVICES, INC., a California corporation, whose address is 46 N. Second Street, Campbell, California 95008, (herein "Trustee"), in favor of REDWOOD MORTGAGE INVESTORS IX, LLC a Delaware limited liability company, whose address is 900 Veterans Blvd., Suite #500, Redwood City, California 94063-1743 (herein "Beneficiary").

Trustor, in consideration of the loan described below, irrevocably grants, conveys, transfers and assigns to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor's estate, right, title and interest in and to that certain real property located in the City of ___________, County of __________, State of California, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Land”),

TOGETHER WITH THE FOLLOWING:

(a)  Improvements.  All buildings and other improvements now or hereafter located on the Land, including, but not limited to, the Fixtures (as defined below) (collectively, the “Improvements”);

(b)  Fixtures.  All fixtures (goods that are or become so related to the Land or Improvements that an interest in them arises under real estate law) now or hereafter located on, attached to, installed in or used in connection with the Land and Improvements;

(c)  Intellectual Property Rights, Other Personal Property.  All intangible property and rights relating to the Land or the operation thereof, or used in connection therewith, including, without limitation, tradenames and trademarks; all machinery, equipment, building materials, appliances and goods of every nature whatsoever (herein collectively called "equipment" and other "personal property") now or hereafter located in, or on, attached or affixed to, or used or intended to be used in connection with, the Land, including, but without limitation, all heating, lighting, laundry, incinerating, gas, electric and power equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, air cooling and air conditioning apparatus, elevators and escalators and related machinery and equipment, pool and pool operation and maintenance equipment and apparatus, shades, awnings, blinds, curtains, drapes, attached floor coverings, including rugs and carpeting, television, radio and music cable antennae and systems, screens, storm doors and windows, stoves, refrigerators, dishwashers and other installed appliances, attached cabinets, partitions, ducts and compressors, furnishings and furniture, and trees, plants and other items of landscaping (except that the foregoing equipment and other personal property covered hereby shall not include machinery, apparatus, equipment, fittings and articles of personal property used in the business of Trustor (commonly referred to as "trade fixtures") whether the same are annexed to said real property or not, unless the same are also used in the operation of any building or other improvement located thereon or unless the same cannot be removed without materially damaging said real property or any such building or other improvement), all of which, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Deed of Trust, be deemed to be part and parcel of, and appropriated to the use of, said real property and, whether affixed or annexed thereto or not, be deemed conclusively to be real property and conveyed by this Deed of Trust, and all proceeds and products of any and all thereof;

(d)  Contracts, Permits, Plans, Easements.  All now or hereafter existing plans and specifications prepared for construction of Improvements on the Land and all studies, data and drawings related thereto, and also all contracts and agreements of Trustor relating to the plans and specifications or to the studies, data and drawings, or to the construction of Improvements on the Property (the “Plans and Specifications”); all contracts, permits, certificates, plans, studies, data, drawings, licenses, approvals, entitlements and authorizations, however, characterized, issued or in any way furnished for the acquisition, construction, operation and use of the Land and Improvements, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties; all easements, rights and appurtenances thereto or used in connection with the above-described real property;

(e)  Interest in Leases.  All existing and future Leases relating to the Land and Improvements or any interest in them;

(f)  Proceeds.  All rents, royalties, issues, profits, revenues, income, remittances, payments and other benefits arising or derived from the use or enjoyment of all or any portion of the Land or Improvements, or derived from any Lease, sublease, license, or agreement relating to the use or enjoyment of the Land or Improvements (subject to the rights given below to Trustor to collect and apply such rents, royalties, issues, profits, revenues, income, remittances, payments and other benefits);

(g) Funds.  Any of Trustor’s funds held by or on behalf of Beneficiary, including pursuant to the Construction Loan Agreement, as defined below;

(h)  Additional Proceeds.  All Trustor’s other existing or future estates, easements, licenses, interests, rights, titles, homestead or other claims or demands, both in law and in equity in the Mortgaged Property (as defined below) including, without limitation, (1) all damages or awards made to Trustor related to the Land or Improvements, including without limitation, for the partial or complete taking by eminent domain, or by an proceeding or purchase in lieu of eminent domain, of the Land and Improvements, and (2) all proceeds of any insurance covering the Land and Improvements.  Trustor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Beneficiary to confirm the lien of this Deed of Trust on any of the foregoing.

All of the foregoing property referred to in this section, together with the Land, are herein referred to as the “Mortgaged Property.”

FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary may elect:

(a)           The repayment of the indebtedness evidenced by Trustor's promissory note of even date herewith payable to the order of Beneficiary in the original principal sum of ________________________________________________________ ($_____________), with interest thereon, as provided therein, and all prepayment charges, late charges and loan fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof (herein "Note");

(b)           The payment of all other sums which may be advanced by or otherwise be due to Trustee or Beneficiary under any provision of this Deed of Trust or under any other instrument or document referred to in subsection (c) below, with interest thereon at the rate provided herein or therein;

(c)           The performance of each and every of the covenants and agreements of Trustor contained (1) herein, in the Note, and in any note evidencing a Future Advance (as hereinafter defined), (2) in the Environmental Agreement and Indemnity executed by Trustor concurrently herewith, (3) in the Construction Loan Agreement and Security Agreement by and between Beneficiary and Trustor executed contemporaneously herewith (the “Construction Loan Agreement”), and in any and all pledge agreements, supplemental agreements, assignments and all instruments of indebtedness or security now or hereafter executed by Trustor in connection with any indebtedness referred to in subsection (a) above or subsection (d) below or for the purpose of supplementing or amending this Deed of Trust or any instrument secured hereby (all of the foregoing in these Clauses (2) and (3), as the same may be amended, modified or supplemented from time to time, being referred to hereinafter as "Related Agreements"); and

(d)           The repayment of any other loans or advances, with interest thereon, hereafter made to Trustor (or any successor in interest to Trustor as the owner of the Mortgaged Property or any part thereof) by Beneficiary when the promissory note evidencing the loan or advance specifically states that said note is secured by this Deed of Trust, together with all extensions, renewals, modifications, amendments and replacements thereof (herein "Future Advance").

ARTICLE I
COVENANTS OF TRUSTOR

To protect the security of this Deed of Trust, Trustor covenants and agrees as follows:

1.01  Performance of Obligations Secured.

Trustor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, the principal of and interest on any Future Advances, and any prepayment, late charges and loan fees provided for in the Note or in any note evidencing a Future Advance or provided for herein, and shall further perform fully and in a timely manner all other obligations of Trustor contained herein or in the Note or in any note evidencing a Future Advance or in any of the Related Agreements.  All sums payable by Trustor hereunder shall be paid without demand, counterclaim, offset, deduction or defense and Trustor waives all rights now or hereinafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

1.02  Insurance.

Trustor shall keep the Mortgaged Property insured with an all-risk policy insuring against loss or damage by fire and earthquake with extended coverage and against any other risks or hazards which, in the opinion of Beneficiary, should be insured against, in an amount not less than 100% of the full insurable value thereof on a replacement cost basis, with an inflation guard endorsement, with a company or companies and in such form and with such endorsements as may be approved or required by Beneficiary, including, if applicable, boiler explosion coverage and sprinkler leakage coverage.  All losses under said insurance, and any other insurance obtained by Trustor with respect to the Mortgaged Property whether or not required by Beneficiary, shall be payable to Beneficiary and shall be applied in the manner provided in Section 1.03 hereof.  Trustor shall also carry comprehensive general public liability insurance and twelve (12) months' rent loss insurance in such form and amounts and with such companies as are satisfactory to Beneficiary.  Trustor shall also carry insurance against flood if required by the Federal Flood Disaster Protection Act of 1973 and regulations issued thereunder.  All hazard, flood and rent loss insurance policies shall be endorsed with a standard noncontributory mortgagee clause in favor of and in form acceptable to Beneficiary, and may be canceled or modified only upon not less than thirty (30) days' prior written notice to Beneficiary.  All of the above-mentioned insurance policies or certificates of such insurance satisfactory to Beneficiary, together with receipts for the payment of premiums thereon, shall be delivered to and held by Beneficiary, which delivery shall constitute assignment to Beneficiary of all return premiums to be held as additional security hereunder.  All renewal and replacement policies shall be delivered to

Beneficiary at least thirty (30) days before the expiration of the expiring policies.  Beneficiary shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Trustor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

1.03  Condemnation and Insurance Proceeds.

(a)  The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned to and shall be paid to Beneficiary.  In addition, all causes of action, whether accrued before or after the date of this Deed of Trust, of all types for damages or injury to the Mortgaged Property or any part thereof, or in connection with any transaction financed by funds loaned to Trustor by Beneficiary and secured hereby, or in connection with or affecting the Mortgaged Property or any part thereof, including, without limitation, causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact, are hereby assigned to Beneficiary  as additional security, and the proceeds thereof shall be paid to Beneficiary.  Beneficiary may at its option appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement thereof.  Trustor, immediately upon obtaining knowledge of any casualty damage to the Mortgaged Property or damage in any other manner in excess of $25,000.00 or knowledge of the institution of any proceedings relating to condemnation or other taking of or damage or injury to the Mortgaged Property or any portion thereof, will immediately notify Beneficiary in writing.  Beneficiary, in its sole discretion, may participate in any such proceedings and may join Trustor in adjusting any loss covered by insurance.

(b)  All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property in the event of any damage or injury to or a partial condemnation or other partial taking of the Mortgaged Property shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied, as follows:

(1)  Beneficiary shall consent to the application of such payments to the restoration of the Mortgaged Property so damaged if and only if Trustor fulfills all of the following conditions  (a breach of any one of which shall constitute an Event of Default under this Deed of Trust and shall entitle Beneficiary to exercise all rights and remedies Beneficiary may have in such event):  (a) that no default or Event of Default is then outstanding under this Deed of Trust, the Note, or any Related Agreement; (b) that Trustor is not in default under any of the terms, covenants and conditions of any of the Leases (hereinafter defined); (c) that the Leases shall continue in full force and effect; (d) that Trustor has in force rental continuation and business interruption insurance covering the Mortgaged Property for the longer of twelve (12) months or the time Beneficiary reasonably estimates will be necessary to complete such restoration and rebuilding; (e) Beneficiary is satisfied that during the period from the time of damage or taking until restoration and rebuilding of the Mortgaged Property is completed (the "Gap Period") Trustor's net income from (1) all leases, subleases, licenses and other occupancy agreements affecting the Mortgaged Property (the "Leases") which may continue without abatement of rent during such Gap Period, plus (2) all Leases in effect during the Gap Period without abatement of rent which Trustor may obtain in substitution for any of the same which did not continue during such Gap Period, plus (3) the proceeds of rental continuation and business interruption insurance, is sufficient to satisfy Trustor's obligations under this Deed of Trust as they come due; (f) Beneficiary is satisfied that the insurance or award proceeds shall be sufficient to fully restore and rebuild the Mortgaged Property free and clear of all liens except the lien of this Deed of Trust, or, in the event that such proceeds are in Beneficiary's sole judgment insufficient to restore and rebuild the Mortgaged Property, then Trustor shall deposit promptly with Beneficiary funds which, together with the insurance or award proceeds, shall be sufficient in Beneficiary's sole judgment to restore and rebuild the Mortgaged Property; (g) construction and completion of restoration and rebuilding of the Mortgaged Property shall be completed in accordance with plans and specifications and drawings submitted to and approved by Beneficiary, which plans, specifications and drawings shall not be substantially modified, changed or revised without the Beneficiary's prior written consent; (h) Beneficiary shall also have approved all prime and subcontractors, and the general contract or contracts the Trustor proposes to enter into with respect to the restoration and rebuilding; and (i) any and all monies which are made available for restoration and rebuilding hereunder shall be disbursed through Beneficiary, the Trustee or a title insurance and trust company satisfactory to Beneficiary, in accord with standard construction lending practice, including, if requested by Beneficiary, monthly lien waivers and title insurance datedowns, and the provision of payment and performance bonds by Trustor, or in any other manner approved by Beneficiary in Beneficiary's sole discretion; or

(2)  If less than all of conditions  (a) through (i) in subsection (1) above are satisfied, then such payments shall be applied in the sole and absolute discretion of Beneficiary  (a) to the payment or prepayment with any applicable prepayment premium of any indebtedness secured hereby in such order as Beneficiary may determine, or (b) to the reimbursement of Trustor's expenses incurred in the rebuilding and restoration of the Mortgaged Property.  In the event Beneficiary elects under this subsection (2) to make any monies available to restore the Mortgaged Property, then all of conditions  (a) through (i) in subsection (1) above shall apply, except such conditions which Beneficiary, in its sole discretion, may waive.

(c)  If any material part of the Mortgaged Property is damaged or destroyed and the loss is not adequately covered by insurance proceeds collected or in the process of collection, Trustor shall deposit, within ten (10) days of the Beneficiary's request therefor, the amount of the loss not so covered.

(d)  All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property in the event of a total condemnation or other total taking of the Mortgaged Property shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied to the payment or prepayment with any applicable prepayment premium of any indebtedness secured hereby in such order as Beneficiary may determine, until the indebtedness secured hereby has been paid and satisfied in full.  Any surplus remaining after payment and satisfaction of the indebtedness secured hereby shall be paid to Trustor as its interest may then appear.

(e)  Any application of such amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

(f)  If any part of any automobile parking areas included within the Mortgaged Property is taken by condemnation or before such areas are otherwise reduced, Trustor shall provide parking facilities in kind, size and location to comply with all Leases, and before making any contract for such substitute parking facilities, Trustor shall furnish to Beneficiary satisfactory assurance of completion thereof, free of liens and in conformity with all governmental zoning, land use and environmental regulations.

1.04  Taxes, Liens and Other Items.

Trustor shall pay at least ten days before delinquency, all taxes, bonds, assessments, special assessments, common area charges, fees, liens, charges, fines, penalties, impositions and any and all other items which are attributable to or affect the Mortgaged Property and which may attain a priority over this Deed of Trust by making payment prior to delinquency directly to the payee thereof, unless Trustor shall be required to make payment to Beneficiary on account of such items pursuant to Section 1.05 hereof.  Prior to the delinquency of any such taxes or other items, Trustor shall furnish Beneficiary with receipts indicating such taxes and other items have been paid.  Trustor shall promptly discharge any lien which has attained or may attain priority over this Deed of Trust.  In the event of the passage after the date of this Deed of Trust of any law deducting from the value of real property for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust for state, federal or any other purposes, or the manner of the collection of any such taxes, so as to affect this Deed of Trust, the Beneficiary and holder of the debt which it secures shall have the right to declare the principal sum and the interest due on a date to be specified by not less than thirty (30) days written notice to be given to Trustor by Beneficiary; provided, however, that such election shall be ineffective if Trustor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder and if, prior to such specified date, does pay such taxes and agrees to pay any such tax when hereafter levied or assessed against the Mortgaged Property, and such agreement shall constitute a modification of this Deed of Trust.

1.05  Funds for Taxes and Insurance.

If an Event of Default has occurred under this Deed of Trust or under any of the Related Agreements, regardless of whether the same has been cured, then thereafter at any time Beneficiary may, at its option to be exercised upon thirty (30) days' written notice to Trustor, require the deposit with Beneficiary or its designee by Trustor, at the time of each payment of an installment of interest or principal under the Note, of an additional amount sufficient to discharge the obligations of Trustor under Sections 1.02 and 1.04 hereof as and when they become due.  The determination of the amount payable and of the fractional part thereof to be deposited with Beneficiary shall be made by Beneficiary in its sole discretion.  These amounts shall be held by Beneficiary or its designee not in trust and not as agent of Trustor and shall not bear interest, and shall be applied to the payment of the obligations in such order or priority as Beneficiary shall determine.  If at any time within thirty (30) days prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Trustor shall within ten (10) days after demand deposit the amount of the deficiency with Beneficiary.  If the amounts deposited are in excess of the actual obligations for which they were deposited, Beneficiary may refund any such excess, or, at its option, may hold the same in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year.  Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under any other provision of this Deed of Trust or under any statute or rule of law to pay any such amount and to add the amount so paid to the indebtedness hereby secured.

All amounts so deposited shall be held by Beneficiary or its designee as additional security for the sums secured by this Deed of Trust and upon the occurrence of an Event of Default hereunder Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of its security hereunder, apply such amounts or any portion thereof to any part of the indebtedness secured hereby.  Any such application of said amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder.

If Beneficiary requires deposits to be made pursuant to this Section 1.05, Trustor shall deliver to Beneficiary all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any other obligations referred to above as soon as such documents are received by Trustor.

If Beneficiary sells or assigns this Deed of Trust, Beneficiary shall have the right to transfer all amounts deposited under this Section 1.05 to the purchaser or assignee, and Beneficiary shall thereupon be released and have no further liability hereunder for the application of such deposits, and Trustor shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

1.06  Assignment of Rents and Profits.

(a)  All of Trustor's interest in any Leases or other occupancy agreements pertaining to the Mortgaged Property now existing or hereafter entered into, and all of the rents, royalties, issues, profits, revenue, income and other benefits of the Mortgaged Property arising from the use or enjoyment of all or any portion thereof or from any Lease or agreement pertaining to occupancy of any portion of the Mortgaged Property now existing or hereafter entered into whether now due, past due, or to become due, including all prepaid rents and security deposits, and including without limitation all present or future rights of Trustor in and to all operating revenues derived from the operation of the Mortgaged Property (the "Rents and Profits"), are hereby absolutely, presently and unconditionally assigned, transferred and conveyed to Beneficiary to be applied by Beneficiary in payment of the principal and interest and all other sums payable on the Note, and of all other sums payable under this Deed of Trust subject to the rights of residential tenants under California Civil Code Section 1950.5(d).  Prior to the occurrence of any Event of Default (hereinafter defined), Trustor shall have a license to collect and receive all Rents and Profits, which license shall be terminable at the sole option of Beneficiary, without regard to the adequacy of its security hereunder and without notice to or demand upon Trustor, upon the occurrence of any Event of Default.  It is understood and agreed that neither the foregoing assignment of Rents and Profits to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies under Article IV hereof shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary,  in person or by agent, assumes actual  possession thereof.  Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Beneficiary or by agreement with Trustor, or the entering into possession of the Mortgaged Property or any part thereof by such receiver, be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof.  Upon the occurrence of any Event of Default, this shall constitute a direction to and full authority to each lessee under any Lease and each guarantor of any Lease to pay all Rents and Profits to Beneficiary without proof of the default relied upon.  Trustor hereby irrevocably authorizes each lessee and guarantor to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any Rents and Profits due or to become due.

(b)  Trustor shall apply the Rents and Profits to the payment of all necessary and reasonable operating costs and expenses of the Mortgaged Property, debt service on the indebtedness secured hereby, and a reasonable reserve for future expenses, repairs and replacements for the Mortgaged Property, before using the Rents and Profits for Trustor's personal use or any other purpose not for the direct benefit of the Mortgaged Property.

(c)  Trustor warrants as to each Lease now covering all or any part of the Mortgaged Property:  (1) that each Lease is in full force and effect; (2) that no default exists on the part of the lessees or Trustor under Leases constituting more than 5%, in the aggregate, of all units in the Mortgaged Property; (3) that no rent has been collected more than one month in advance; (4) that no Lease or any interest therein has been previously assigned or pledged; (5) that no lessee under any Lease has any defense, setoff or counterclaim against Trustor; (6) that all rent due to date under each Lease has been collected and no concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of rent due or to become due; and (7) that the interest of the lessee under each Lease is as lessee only, with no options to purchase or rights of first refusal.  All the foregoing warranties shall be deemed to be reaffirmed and to continue until performance in full of the obligations under this Deed of Trust.

(d)  Trustor shall at all times perform the obligations of lessor under all such Leases.  Trustor shall not execute any further assignment of any of the Rents and Profits or any interest therein or suffer or permit any such assignment to occur by operation of law.  Trustor shall at any time or from time to time, upon request of Beneficiary, transfer and assign to Beneficiary in such form as may be satisfactory to Beneficiary, Trustor's interest in any Lease, subject to and upon the condition, however, that prior to the occurrence of any Event of Default hereunder Trustor shall have a license to collect and receive all Rents and Profits under such Lease upon accrual, but not prior thereto, as set forth in subsection (a) above.  Whenever requested by Beneficiary, Trustor shall furnish to Beneficiary a certificate of Trustor setting forth the names of all lessees under any Leases, the terms of their respective Leases, the space occupied, the rents payable thereunder, and the dates through which any and all rents have been paid.

(e)  Without the prior written consent of Beneficiary, Trustor shall not (1) accept prepayments of rent exceeding one month under any Leases of any part of the Mortgaged Property; (2) take any action under or with respect to any such Leases which would decrease the monetary obligations of the lessee thereunder or otherwise materially decrease the obligations of the lessee or the rights or remedies of the lessor, including, without limitation, any reduction in rent or granting of an option to renew for a term greater than one year; (3) modify or amend any such Leases or, except where the lessee is in default, cancel or terminate the same or accept a surrender of the leased premises, provided, however, that Trustor may renew, modify or amend Leases in the ordinary course of business so long as such actions do not decrease the monetary obligations of the lessee thereunder, or otherwise decrease the obligations of the lessee or the rights and remedies of the lessor; (4) consent to the assignment or subletting of the whole or any portion of the lessee's interest under any Lease which has a term of more than five years; (5) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such Leases; or (6) in any other manner impair Beneficiary's rights and interest with respect to the Rents and Profits.

(f)  Each Lease, or any part thereof, shall make provision for the attornment of the lessee thereunder to any person succeeding to the interest of Trustor as the result of any foreclosure or transfer in lieu of foreclosure hereunder, said provision to be in form and substance approved by Beneficiary.  If any Lease provides for the abatement of rent during repair of the demised premises by reason of fire or other casualty, Trustor shall furnish rental insurance to Beneficiary, the policies to be in amount and form and written by such companies as shall be satisfactory to Beneficiary.  Each Lease shall remain in full force and effect despite any merger of the interest of Trustor and any lessee thereunder.

(g)  Beneficiary shall be deemed to be the creditor of each lessee in respect of any assignments for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceedings affecting such lessee (without obligation on the part of Beneficiary, however, to file timely claims in such proceedings or otherwise pursue creditor's rights therein).  Beneficiary shall have the right to assign Trustor's right, title and interest in any Leases to any subsequent holder of this Deed of Trust or any participating interest therein or to any person acquiring title to all or any part of the Mortgaged Property through foreclosure or otherwise.  Any subsequent assignee shall have all the rights and powers herein provided to Beneficiary.  Beneficiary shall have the authority, as Trustor's attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of Trustor and to bind Trustor on all papers and documents relating to the operation, leasing and maintenance of the Mortgaged Property.

1.07  Security Agreement.

(a)  This Deed of Trust is intended to be a security agreement pursuant to the California Uniform Commercial Code for (a) any and all items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the California Uniform Commercial Code and which are not herein effectively made part of the real property, (b) any and all items of property specified above as part of the Mortgaged Property which, under applicable law, constitute fixtures and may be subject to a security interest under Section 9334 of the California Uniform Commercial Code; and (c) all rights of Trustor in and to that certain account in the name of Trustor and maintained with Builders Control at PO Box 856, Oakland, California 94604-0856, created pursuant to the Construction Loan Agreement, and all funds held by Beneficiary on behalf of Trustor in the “Loan in Process Account” created by the Construction Loan Agreement, together with all interest and proceeds thereof; and Trustor hereby grants Beneficiary a security interest in said property, all of which is referred to herein as "Personal Property," and in all additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing all indebtedness and other obligations of Trustor now or hereafter secured by this Deed of Trust, which shall be a paramount and superior lien on all such Personal Property at all times.  Trustor agrees to execute and deliver financing and continuation statements covering the Personal Property from time to time and in such form as Beneficiary may require to perfect and continue the perfection of Beneficiary's lien or security interest with respect to said property.  Trustor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require.  Upon the occurrence of any default of Trustor hereunder, Beneficiary shall have the rights and remedies of a secured party under California Uniform Commercial Code, including, Section 9-604 thereof, as well as all other rights and remedies available at law or in equity, and, at Beneficiary's option, Beneficiary may also invoke the remedies provided in Article IV of this Deed of Trust as to such property.

1.08  Acceleration.

(a)  Trustor acknowledges that in making the loan evidenced by the Note and this Deed of Trust (the "Loan"), Beneficiary has relied upon:  (1) Trustor's credit rating; (2) Trustor's financial stability; and (3) Trustor's experience in owning and operating real property comparable to the Mortgaged Property.  Without limiting the obligations of Trustor or the rights and remedies of Beneficiary, Beneficiary shall have the right, at its option, to declare any indebtedness and obligations under the Note and this Deed of Trust, irrespective of the maturity date specified therein, due and payable in full if:  (1) Trustor or any one or more of the tenants-in-common, joint tenants, or other persons comprising Trustor sells, enters into a contract of sale, conveys, alienates or encumbers the Mortgaged Property or any portion thereof or any fractional undivided interest therein, or suffers Trustor's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Mortgaged Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Mortgaged Property; (2) The interest of any general partner of Trustor (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) More than twenty-five percent (25%) of the corporate stock of Trustor (or of any corporate partner or other corporation comprising Trustor) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Trustor (if Trustor is a partnership, limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Trustor which is a partnership, limited liability company, trust or other legal entity; (5) a default has occurred hereunder or under the Note or any Related Agreements and is continuing.  In such case, Beneficiary or other holder of the Note may exercise any and all of the rights and remedies and recourses set forth in Article IV herein, and as granted by law.

(b)  In order to allow Beneficiary to determine whether enforcement of the foregoing provisions is desirable, Trustor agrees to notify Beneficiary promptly in writing of any transaction or event described in Clauses 1.08(a) above.  In addition to other damages and costs resulting from the breach by Trustor of its obligations under this subsection (b), Trustor acknowledges that failure to give such notice may damage Beneficiary in an amount equal to not less than the difference between the interest payable on the indebtedness specified herein, and the interest and loan fees which Beneficiary could obtain on said sum on the date that the event of acceleration occurred and was enforceable by Beneficiary under applicable law.  Trustor shall pay to Beneficiary all damages Beneficiary sustains by reason of the breach of the covenant of notice set forth in this subsection (b) and the amount thereof shall be added to the principal of the Note and shall bear interest and shall be secured by this Deed of Trust.

(c)  Notwithstanding subsection 1.08(a) above, Trustor may from time to time replace items of personal property and fixtures constituting a part of the Mortgaged Property, provided that:  (1) the replacements for such items of personal property or fixtures are of equivalent value and quality; and (2) Trustor has good and clear title to such replacement property free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors or any other third parties in or to such replacement property have been expressly subordinated at no cost to Beneficiary to the lien of this Deed of Trust in a manner satisfactory to Beneficiary; and (3) at the option of Beneficiary, Trustor provides at no cost to Beneficiary a satisfactory opinion of counsel to the effect that this Deed of Trust constitutes a valid and subsisting first lien on and security interest in such replacement property and is not subject to being subordinated or the priority thereof affected under any applicable law, including, but not limited, to the provisions of Section 9-313 of the California Uniform Commercial Code.

1.09  Preservation and Maintenance of Mortgaged Property.

Trustor shall keep the Mortgaged Property and every part thereof in good condition and repair, and shall not permit or commit any waste, impairment, or deterioration of the Mortgaged Property, or commit, suffer or permit any act upon or use of the Mortgaged Property in violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted and whether foreseen or unforeseen, or in violation of any covenants, conditions or restrictions affecting the Mortgaged Property, or bring or keep any article upon any of the Mortgaged Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Trustor on or with respect to any part of the Mortgaged Property, and Trustor further shall do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to protect the Mortgaged Property.  Trustor shall underpin and support, when necessary, any building, structure or other improvement situated on the Mortgaged Property and shall not remove or demolish any building on the Mortgaged Property.  Trustor shall complete or restore and repair promptly and in a good workmanlike manner any building, structure or improvement which may be constructed, damaged or destroyed thereon and pay when due all claims for labor performed and materials furnished therefor, whether or not insurance or other proceeds are available to cover in whole or in part the costs of any such completion, restoration or repair; provided, however, that Trustor shall not demolish, remove, expand or extend any building, structure or improvement on the Mortgaged Property, nor construct, restore, add to or alter any such building, structure or improvement, nor consent to or permit any of the foregoing to be done, without in each case obtaining the prior written consent of Beneficiary thereto.

If this Deed of Trust is on a condominium or a cooperative apartment or planned development project, Trustor shall perform all of Trustor's obligations under any applicable declaration of condominium or master deed, or any declaration of covenants, conditions and restrictions pertaining to any such project, or any by-laws or regulations of the project or owners' association or constituent documents.

Trustor shall not drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Mortgaged Property or any part thereof without first obtaining Beneficiary's written consent.

Unless required by applicable law or unless Beneficiary has otherwise first agreed in writing, Trustor shall not make or allow to be made any changes in the nature of the occupancy or use of the Mortgaged Property or any part thereof for which the Mortgaged Property or such part was intended at the time this Deed of Trust was delivered.

1.10  Financial Statements; Offset Certificates.

(a)  Trustor, without expense to Beneficiary, shall, upon receipt of written request from Beneficiary, furnish to Beneficiary (1) an annual statement of the operation of the Mortgaged Property prepared and certified by Trustor, showing in reasonable detail satisfactory to Beneficiary total rents or other proceeds received and total expenses together with an annual balance sheet and profits and loss statement, within one hundred twenty (120) days after the close of each fiscal year of Trustor, beginning with the fiscal year first ending after the date of delivery of this Deed of Trust, (2) within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) interim statements of the operation of the Mortgaged Property showing in reasonable detail satisfactory to Beneficiary total rents and income received and total expenses, for the previous quarter, certified by Trustor, and (3) copies of Trustor's annual state and federal income tax filing within thirty (30) days of filing.  Trustor shall keep accurate books and records, and allow Beneficiary, its representatives and agents, upon demand, at any time during normal business hours, access to such books and records, including any supporting or related vouchers or papers, shall allow Beneficiary to make extracts or copies of any thereof, and shall furnish to Beneficiary and its agents convenient facilities for the audit of any such statements, books and records.

(b)  Trustor, within three (3) days upon request in person or within five (5) days upon request by mail, shall furnish a written statement duly acknowledged of all amounts due on any indebtedness secured hereby, whether for principal or interest on the Note or otherwise, and stating whether any offsets or defenses exist against the indebtedness secured by this Deed of Trust and covering such other matters with respect to any such indebtedness as Beneficiary may reasonably require.

1.11  Trustee's Costs and Expenses; Governmental Charges.

Trustor shall pay all costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties under this Deed of Trust, including, without limitation, the cost of any trustee's sale guaranty or other title insurance coverage ordered in connection with any sale or foreclosure proceedings hereunder, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed by any governmental authority on Trustee or Beneficiary by reason of its interest in the Note, or any note evidencing a Future Advance, or this Deed of Trust.

1.12	Protection of Security; Costs and Expenses.

Trustor agrees that, at any time and from time to time, it will execute and deliver all such further documents and do all such other acts and things as Beneficiary may reasonably request in writing in order to protect the security and priority of the lien created hereby. Trustor further agrees that it will execute such additional documents or amendments to this Deed of Trust, the Note or the Related Agreements as Beneficiary may reasonably request to insure that such documents reflect the party’s agreement with regard to the business terms agreed upon by the parties hereto.  Trustor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Beneficiary or Trustee, and shall pay all costs and expenses, including, without limitation, cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to enforce or establish any other rights or remedies of Beneficiary hereunder.  If Trustor fails to perform any of the covenants or agreements contained in this Deed of Trust, or if any action or proceeding is commenced which affects Beneficiary's interest in the Mortgaged Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Beneficiary or Trustee may, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereunder, make such appearances, commence, defend or appear in any such action or proceeding affecting the Mortgaged Property, pay, contest or compromise any encumbrance, charge or lien which affects the Mortgaged Property, disburse such sums and take such action as Beneficiary or Trustee deems necessary or appropriate to protect Beneficiary's interest, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of either Beneficiary or Trustee appears to be prior or superior hereto.  Trustor further agrees to pay all reasonable expenses of Beneficiary (including fees and disbursements of counsel) incident to the protection of the rights of Beneficiary hereunder, or to enforcement or collection of payment of the Note or any Future Advances, whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Trustor, or otherwise.  Any amounts disbursed by Beneficiary or Trustee pursuant to this Section 1.12 shall be additional indebtedness of Trustor secured by this Deed of Trust and each of the Related Agreements as of the date of disbursement and shall bear interest at the rate set forth in the Note.  All such amounts shall be payable by Trustor immediately without demand.  Nothing contained in this Section 1.12 shall be construed to require Beneficiary or Trustee to incur any expense, make any appearance, or take any other action.

1.13  Fixture Filing.

This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Mortgaged Property is located with respect to any and all fixtures included within the term "Mortgaged Property" as used herein and with respect to any goods or other personal property that may now be or hereafter become such fixtures.

1.14  Notify Lender of Default.

Trustor shall notify Beneficiary in writing within five (5) days of the occurrence of any Event of Default or other event which, upon the giving of notice or the passage of time or both, would constitute an Event of Default.

1.15  Management of Mortgaged Property.

Trustor shall manage the Mortgaged Property through its own personnel or a third party manager approved by Beneficiary, and shall not hire, retain or contract with any other third party for property management services without the prior written approval by Beneficiary of such party and the terms of its contract for management services; provided, however, Beneficiary shall not withhold approval of a new manager if the new manager has a reputation and experience in managing properties similar to the Mortgaged Property which are greater than or equal to the present experience and reputation of the current manager.

1.16  Miscellaneous.

Trustor shall:  (a) make or permit no termination or material amendment of any agreement between Trustor and a third party relating to the Mortgaged Property or the loan secured hereby (including, without limitation, the Leases) (the "Third Party Agreements") without the prior written approval of Beneficiary, except amendments to Leases permitted by Section 1.06 hereof, (b) perform Trustor's obligations under each Third Party Agreement, and (c) comply promptly with all governmental requirements relating to Trustor, the loan secured hereby and the Mortgaged Property.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

To induce the Beneficiary to make the loan secured hereby, Trustor represents and warrants to Beneficiary, in addition to any representations and warranties in the Note or any Related Agreements, that as of the date hereof and throughout the term of the loan secured hereby until the Note is paid in full and all obligations under this Deed of Trust are performed:

2.01  Power and Authority.

Trustor is duly organized and validly existing, qualified to do business and in good standing in the State of California and has full power and due authority to execute, deliver and perform this Deed of Trust, the Note, and any Related Agreements in accordance with their terms.  Such execution, delivery and performance has been duly authorized by all necessary trust action and approved by each required governmental authority or other party.

2.02  No Default or Violations.

No Event of Default (as defined hereafter) or event which, with notice or passage of time or both, would constitute an Event of Default ("Unmatured Event of Default") has occurred and is continuing under this Deed of Trust, the Note, or any of the Related Agreements.  Trustor is not in violation of any governmental requirement (including, without limitation, any applicable securities law) or in default under any agreement to which it is bound, or which affects it or any of its property, and the execution, delivery and performance of this Deed of Trust, the Note, or any of the Related Agreements in accordance with their terms and the use and occupancy of the Mortgaged Property will not violate any governmental requirement (including, without limitation, any applicable usury law), or conflict with, be inconsistent with or result in any default under, any of the provisions of any deed of trust, easement, restriction of record, contract, document, agreement or instrument of any kind to which any of the foregoing is bound or which affects it or any of its property, except as identified in writing and approved by Beneficiary.

2.03  No Limitation or Governmental Controls.

There are no proceedings of any kind pending, or, to the knowledge of Trustor, threatened against or affecting Trustor, the Mortgaged Property (including any attempt or threat by any governmental authority to condemn or rezone all or any portion of the Mortgaged Property), any party constituting Trustor or any general partner in any such party, or involving the validity, enforceability or priority of this Deed of Trust, the Note or any of the Related Agreements or enjoining or preventing or threatening to enjoin or prevent the use and occupancy of the Mortgaged Property or the performance by Beneficiary of its obligations hereunder, and there are no rent controls, governmental moratoria or environment controls presently in existence, or, to the knowledge of Trustor, threatened or affecting the Mortgaged Property, except as identified in writing to, and approved by, Beneficiary.

2.04  Liens.

Title to the Mortgaged Property, or any part thereof, is not subject to any liens, encumbrances or defects of any nature whatsoever, whether or not of record, and whether or not customarily shown on title insurance policies, except as identified in writing and approved by Beneficiary.

2.05  Financial and Operating Statements.

All financial and operating statements submitted to Beneficiary in connection with this loan secured hereby are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles (applied, in the case of any unaudited statement, on a basis consistent with that of the preceding fiscal year) and fairly present the respective financial conditions of the subjects thereof and the results of their operations as of the respective dates shown thereon.  No materially adverse changes have occurred in the financial conditions and operations reflected therein since their respective dates, and no additional borrowings have been made since the date thereof other than the borrowing made under this Deed of Trust and any other borrowing approved in writing by Beneficiary.

2.06  Other Statements to Beneficiary.

Neither this Deed of Trust, the Note, any Related Agreement, nor any document, agreement, report, schedule, notice or other writing furnished to the Beneficiary by or on behalf of any party constituting Trustor, or any general partner of any such party, contains any omission or misleading or untrue statement of any fact material to any of the foregoing.

2.07  Third Party Agreements.

Each Third Party Agreement is unmodified and in full force and effect and free from default on the part of each party thereto, and all conditions required to be (or which by their nature can be) satisfied by any party to date have been satisfied.  Trustor has not done or said or omitted to do or say anything which would give to any obligor on any Third Party Agreement any basis for any claims against Beneficiary or any counterclaim to any claim which might be made by Beneficiary against such obligor on the basis of any Third Party Agreement.

ARTICLE III
EVENTS OF DEFAULT

Each of the following shall constitute an event of default ("Event of Default") hereunder:

3.01  Failure to make any payment of principal or interest on the Note or any Future Advance, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, or default in the performance of any of the covenants or agreements of Trustor contained herein, or default in the performance of any of the covenants or agreements of Trustor contained in the Note, or in any note evidencing a Future Advance, or in any of the Related Agreements, after the expiration of the period of time, if any, permitted for cure of such default thereunder.

3.02  The appointment, pursuant to an order of a court of competent jurisdiction, of a trustee, receiver or liquidator of the Mortgaged Property or any part thereof, or of Trustor, or any termination or voluntary suspension of the transaction of business of Trustor, or any attachment, execution or other judicial seizure of all or any substantial portion of Trustor's assets which attachment, execution or seizure is not discharged within thirty (30) days.

3.03  Trustor, any trustee of Trustor, any general partner of Trustor, or any trustee of a general partner of Trustor (each of which shall constitute "Trustor" for purposes of this Section 3.03 and Sections 3.04 and 3.05 below) shall file a voluntary case under any applicable bankruptcy, insolvency, debtor relief, or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of Trustor's property, or shall make any general assignment for the benefit of Trustor's creditors, or shall fail generally to pay Trustor's debts as they become due or shall take any action in furtherance of any of the foregoing.

3.04  A court having jurisdiction shall enter a decree or order for relief in respect of the Trustor, in any involuntary case brought under any bankruptcy, insolvency, debtor relief, or similar law now or hereafter in effect, or Trustor shall consent to or shall fail to oppose any such proceeding, or any such court shall enter a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of the Trustor's property, or ordering the winding up or liquidation of the affairs of the Trustor, and such decree or order shall not be dismissed within sixty (60) days after the entry thereof.

3.05  Default under the terms of any agreement of guaranty relating to the indebtedness evidenced by the Note or relating to any Future Advance, or the occurrence of any of the events enumerated in Sections 3.02, 3.03 or 3.04 with regard to any guarantor of the Note or any Future Advance, or the revocation, limitation or termination of the obligations of any guarantor of the Note or any Future Advance, except in accordance with the express written terms of the instrument of guaranty.

3.06  The occurrence of any event or transaction described in subsection 1.08(a) above without the prior written consent of Beneficiary.

3.07  Without the prior written consent of Beneficiary in each case, (a) the dissolution or termination of existence of Trustor, voluntarily or involuntarily; (b) the amendment or modification in any respect of Trustor's partnership agreement or its partnership resolutions relating to this transaction; or (c) the distribution of any of the Trustor's capital, except for distribution of the proceeds of the loan secured hereby and cash from operations; as used herein, cash from operations shall mean any cash of the Trustor earned from operation of the Mortgaged Property, but not from a sale or refinancing of the Mortgaged Property or from borrowing, available after paying all ordinary and necessary current expenses of the Trustor, including expenses incurred in the maintenance of the Mortgaged Property, and after establishing reserves to meet current or reasonably expected obligations of the Trustor.

3.08  The imposition of a tax, other than a state or federal income tax, on or payable by Trustee or Beneficiary by reason of its ownership of the Note, or its ownership of any note evidencing a Future Advance, or this Deed of Trust, and Trustor not promptly paying said tax, or it being illegal for Trustor to pay said tax.

3.09  Any representation, warranty, or disclosure made to Beneficiary by Trustor or any guarantor of any indebtedness secured hereby in connection with or as an inducement to the making of the loan evidenced by the Note or in connection with or as an inducement to the making of any Future Advance, or this Deed of Trust (including, without limitation, the representations and warranties contained in Article II of this Deed of Trust), or any of the Related Agreements, proving to be false or misleading in any material respect as of the time the same was made, whether or not any such representation or disclosure appears as part of this Deed of Trust.

3.10  Any other event occurring which, under this Deed of Trust, or under the Note or any note evidencing a Future Advance, or under any of the Related Agreements constitutes a default by Trustor hereunder or thereunder or gives Beneficiary the right to accelerate the maturity of the indebtedness, or any part thereof, secured hereby.

ARTICLE IV
REMEDIES

Upon the occurrence of any Event of Default, Trustee and Beneficiary shall have the following rights and remedies:

4.01  Acceleration.

Beneficiary may declare the entire principal amount of the Note and/or any Future Advances then outstanding (if not then due and payable), and accrued and unpaid interest thereon, and all other sums or payments required thereunder, to be due and payable immediately, and notwithstanding the stated maturity in the Note, or any note evidencing any Future Advance, the principal amount of the Note and/or any Future Advance and the accrued and unpaid interest thereon and all other sums or payments required thereunder shall thereupon become and be immediately due and payable.

4.02  Entry.

Irrespective of whether Beneficiary exercises the option provided in Section 4.01 above, Beneficiary in person or by agent or by court-appointed receiver may enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof and do all things necessary or appropriate in Beneficiary's sole discretion in connection therewith, including, without limitation, making and enforcing, and if the same be subject to modification or cancellation, modifying or canceling Leases upon such terms or conditions as Beneficiary deems proper, obtaining and evicting tenants, and fixing or modifying rents, contracting for and making repairs and alterations, and doing any and all other acts which Beneficiary deems proper to protect the security hereof; and either with or without so taking possession, in its own name or in the name of Trustor, sue for or otherwise collect and receive the Rents and Profits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine.  Upon request of Beneficiary, Trustor shall assemble and make available to Beneficiary at the site of the real property covered hereby any of the Mortgaged Property which has been removed therefrom.  The entering upon and taking possession of the Mortgaged Property, or any part thereof, and the collection of any Rents and Profits and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice or default hereunder or invalidate any act done pursuant to any such default or notice, and, notwithstanding continuance in possession of the Mortgaged Property or any part thereof by Beneficiary, Trustor or a receiver, and the collection, receipt and application of the Rents and Profits, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law or in equity upon or after the occurrence of a default, including, without limitation, the right to exercise the power of sale.  Any of the actions referred to in this Section 4.02 may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness hereby secured.

4.03  Judicial Action.

Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof.

4.04  Power of Sale.

Beneficiary may elect to cause the Mortgaged Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law.  In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property.  Sales hereunder of any personal property only shall be conducted in any manner permitted by the California Uniform Commercial Code.  Where the Mortgaged Property consists of real property and personal property located on or within the real property, Beneficiary may elect in its discretion to dispose of both the real and personal property together in one sale pursuant to real property law as permitted by Section 9-604 of the California Uniform Commercial Code.  Should Beneficiary elect to sell the Mortgaged Property, or any part thereof, which is real property or which Beneficiary has elected to treat as real property as provided above, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law.  Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell said real property or part thereof at public auction to the highest bidder for cash in lawful money of the United States.  Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor.  If the Mortgaged Property consists of several lots, parcels or items of property, Beneficiary may:  (a) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (b) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary deems in its best interest.  Any person, including Trustor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness hereby secured.  Should Beneficiary desire that more than one sale or other disposition of the Mortgaged Property be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Mortgaged Property not sold until all indebtedness secured hereby has been fully paid.  In the event Beneficiary elects to dispose of the Mortgaged Property through more than one sale, Trustor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by Trustee in connection with such sale or sales, together with interest on all such advances made by Trustee at the lower of the rate set forth in the Note, or the maximum rate permitted by law to be charged by Trustee.  Upon any sale hereunder, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds of facts, such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

4.05  Environmental Default and Remedies.

In the event that any portion of the Mortgaged Property is determined to be "environmentally impaired" (as "environmentally impaired" is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an "affected parcel" (as "affected parcel" is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Beneficiary's or Trustee's rights and remedies under this Deed of Trust, Beneficiary may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected portion of the Mortgaged Property and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Trustor to judgment, and (ii) any other rights and remedies permitted by law.  For purposes of determining Beneficiary's right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Trustor shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Mortgaged Property and Trustor knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release.  All costs and expenses, including, but not limited to, attorneys' fees, incurred by Beneficiary in connection with any action commenced under this Section 4.05, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Mortgaged Property is environmentally impaired, plus interest thereon at the rate specified in the Note, shall be added to the indebtedness secured by this Deed of Trust and shall be due and payable to Beneficiary upon its demand made at any time following the conclusion of such action.

4.06  Proceeds of Sale.

The proceeds of any sale made under or by virtue of this Article IV, together with all other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this Article IV or otherwise, shall be applied as follows:

FIRST:  To the payment of costs and expenses of sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to the payment of all expenses, liabilities and advances made or incurred by Trustee under this Deed of Trust, together with interest on all advances made by Trustee at the lower of the interest rate set forth in the Note or the maximum rate permitted by law to be charged by Trustee.

SECOND:  To the payment of any and all sums expended by Beneficiary under the terms of this Deed of Trust, not then repaid, with accrued interest at the rate set forth in the Note, and all other sums (except advances of principal and interest thereon) required to be paid by Trustor pursuant to any provisions of this Deed of Trust, or the Note, or any note evidencing any Future Advance, or any of the Related Agreements, including but not limited to all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or in connection with the enforcement thereof, together with interest thereon as herein provided except for any amounts incurred under or as a result of the Environmental Agreement.

THIRD:  To the payment of the entire amount then due, owing or unpaid for principal and interest upon the Note and any notes evidencing any Future Advances, with interest on the unpaid principal at the rate set forth therein from the date of advancement thereof until the same is paid in full.

FOURTH:  To the payment of any and all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or otherwise in connection with the Environmental Agreement or in connection with the enforcement thereof, together with interest thereon as herein provided.

FIFTH:  The remainder, if any, to the person or persons legally entitled thereto.

4.07  Waiver of Marshaling.

Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the indebtedness secured by this Deed of Trust marshaled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness.

4.08  Remedies Cumulative.

No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary.  If there exists additional security for the performance of the obligations secured hereby, the holder of the Note, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine.  Any application of any amounts or any portion thereof held by Beneficiary at any time as additional security hereunder, whether pursuant to Section 1.03 or Section 1.05 hereof or otherwise, to any indebtedness secured hereby shall not extend or postpone the due dates of any payments due from Trustor to Beneficiary hereunder or under the Note, any Future Advances or any of the Related Agreements, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

ARTICLE V
MISCELLANEOUS

5.01  Severability.

In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.02  Certain Charges.

Trustor agrees to pay Beneficiary for each statement of Beneficiary as to the obligations secured hereby, furnished at Trustor's request, the maximum fee allowed by law, or if there be no maximum fee, then such reasonable fee as is charged by Beneficiary as of the time said statement is furnished.  Trustor further agrees to pay the charges of Beneficiary for any other service rendered Trustor, or on its behalf, connected with this Deed of Trust or the indebtedness secured hereby, including, without limitation, the delivery to an escrow holder of a request for full or partial reconveyance of this Deed of Trust, transmitting to an escrow holder moneys secured hereby, changing its records pertaining to this Deed of Trust and indebtedness secured hereby to show a new owner of the Mortgaged Property, and replacing an existing policy of insurance held hereunder with another such policy.

5.03  Notices.

All notices expressly provided hereunder to be given by Beneficiary to Trustor and all notices and demands of any kind or nature whatsoever which Trustor may be required or may desire to give to or serve on Beneficiary shall be in writing and shall be served in person or by first class or certified mail.  Any such notice or demand so served by first class or certified mail shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice.  Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three business days after the date of mailing, whichever is the earlier in time, except that service of any notice of default or notice of sale provided or required by law shall, if mailed, be deemed effective on the date of mailing.

5.04  Trustor Not Released.

Extension of the time for payment or modification of the terms of payment of any sums secured by this Deed of Trust granted by Beneficiary to any successor in interest of Trustor shall not operate to release, in any manner, the liability of the original Trustor.  Beneficiary shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by this Deed of Trust by reason of any demand made by the original Trustor.  Without affecting the liability of any person, including Trustor, for the payment of any indebtedness secured hereby, or the lien of this Deed of Trust on the remainder of the Mortgaged Property for the full amount of any such indebtedness and liability unpaid, Beneficiary and Trustee are respectively empowered as follows:  Beneficiary may from time to time and without notice (a) release any person liable for the payment of any of the indebtedness, (b) extend the time or otherwise alter the terms of payment of any of the indebtedness, (c) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreement or any other instruments of security, or (d) alter, substitute or release any property securing the indebtedness; Trustee may, at any time, and from time to time, upon the written request of Beneficiary, which Beneficiary may withhold in its sole discretion (1) consent to the making of any map or plat of the Mortgaged Property or any part thereof, (2) join in granting any easement or creating any restriction thereon, (3) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge hereof, or (4) reconvey, without any warranty, all or part of the Mortgaged Property.

5.05  Inspection.

Beneficiary may at any reasonable time or times make or cause to be made entry upon and inspection of the Mortgaged Property or any part thereof in person or by agent.

5.06  Reconveyance.

Upon the payment in full of all sums secured by this Deed of Trust, Beneficiary shall request Trustee to reconvey the Mortgaged Property and shall surrender this Deed of Trust and all notes evidencing indebtedness secured by this Deed of Trust to Trustee.  Upon payment of its fees and any other sums owing to it under this Deed of Trust, Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled thereto.  Trustor shall pay all costs of recordation, if any.  The recitals in such conveyance of any matters of facts shall be conclusive proof of the truthfulness thereof.  The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."  Five years after issuance of such full reconveyance, Trustee may destroy said notes and this Deed of Trust unless otherwise directed by Beneficiary.

5.07  Statute of Limitations.

The pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust is hereby waived to the fullest extent permitted by law.

5.08  Interpretation.

Wherever used in this Deed of Trust, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word "Trustor" shall mean and include both Trustor and any subsequent owner or owners of the Mortgaged Property, and the word "Beneficiary" shall mean and include not only the original Beneficiary hereunder but also any future owner and holder, including pledgees, of the Note secured hereby.  In this Deed of Trust whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the neuter includes the feminine and/or masculine, and the singular number includes the plural and conversely.  In this Deed of Trust, the use of the word "including" shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to include any word which could reasonably fall within the broadest possible scope of such general statement, term or matter.  The captions and headings of the Articles and Sections of this Deed of Trust are for convenience only and are not to be used to interpret, define or limit the provisions of this Deed of Trust.

5.09  Consent; Delegation to Sub-Agents.

The granting or withholding of consent by Beneficiary to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions.  Wherever a power of attorney is conferred upon Beneficiary hereunder, it is understood and agreed that such power is conferred with full power of substitution, and Beneficiary may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more sub-agents.

5.10  Successors and Assigns.

All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, successors and assigns of Trustor and the successors in trust of Trustee and the endorsees, transferees, successors and assigns of Beneficiary.  In the event Trustor is composed of more than one party, the obligations, covenants, agreements, and warranties contained herein as well as the obligations arising therefrom are and shall be joint and several as to each such party.

5.11  Governing Law.

The loan secured by this Deed of Trust is made pursuant to, and shall be construed and governed by, the laws of the State of California and the rules and regulations promulgated thereunder.

5.12  Substitution of Trustee.

Beneficiary may remove Trustee at any time or from time to time and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor.  Such substitute trustee shall be appointed by written instrument duly recorded in the county or counties where the real property covered hereby is located, which appointment may be executed by any authorized agent of Beneficiary or in any other manner permitted by applicable law.

5.13  No Waiver.

No failure or delay by Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver, consent or approval of any kind by Beneficiary shall be effective unless contained in writing signed and delivered by Beneficiary.  No notice to or demand on Trustor in any case shall entitle Trustor to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of the rights of Beneficiary to any other or further actions.

5.14  Beneficiary Not Partner of Trustor; Trustor to Indemnify Beneficiary.

The exercise by Beneficiary of any of its rights, privileges or remedies conferred hereunder or under the Note or any other Related Agreements or under applicable law, shall not be deemed to render Beneficiary a partner or a co-venturer with the Trustor or with any other person.  Any and all of such actions will be exercised by Beneficiary solely in furtherance of its role as a secured lender advancing funds for use by the Trustor as provided in this Deed of Trust.  Trustor shall indemnify Beneficiary against any claim by any third party for any injury, damage or liability of any kind arising out of any failure of Trustor to perform its obligations in this transaction, shall notify Beneficiary of any lawsuit based on such claim, and at Beneficiary's election, shall defend Beneficiary therein at Trustor's own expense by counsel satisfactory to Beneficiary or shall pay the Beneficiary's cost and attorneys' fees if Beneficiary chooses to defend itself on any such claim.

5.15  Time of Essence.

Time is declared to be of the essence in this Deed of Trust, the Note and any Related Agreements and of every part hereof and thereof.

5.16  Entire Agreement.

Once the Note, this Deed of Trust, and all of the other Related Agreements, if any, have been executed, all of the foregoing constitutes the entire agreement between the parties hereto and none of the foregoing may be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto; provided, however, that all written and oral representations of Trustor, and of any partner, principal or agent of Trustor, previously made to Beneficiary shall be deemed to have been made to induce Beneficiary to make the loan secured hereby and to enter into the transaction evidenced hereby and by the Note and the Related Agreements, and shall survive the execution hereof and the closing pursuant hereto.  This Deed of Trust cannot be changed or modified except by written agreement signed by both Trustor and Beneficiary.

5.17  No Third Party Benefits.

This Deed of Trust, the Note and the other Related Agreements, if any, are made for the sole benefit of Trustor and Beneficiary and their successors and assigns, and convey no other legal interest to any party under or by reason of any of the foregoing.  Whether or not Beneficiary elects to employ any or all of the rights, powers or remedies available to it under any of the foregoing, Beneficiary shall have no obligation or liability of any kind to any third party by reason of any of the foregoing or any of Beneficiary's actions or omissions pursuant thereto or otherwise in connection with this transaction.

REQUEST FOR NOTICES

Trustor hereby requests that a copy of any Notice of Default and Notice of Sale as may be required by law be mailed to Trustor at its address above stated.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first hereinabove written.

TRUSTOR:                                _________________________________

_________________________________

EXHIBIT A
DESCRIPTION OF THE PROPERTY

STATE OF CALIFORNIA                                                                )

COUNTY OF ________________________)

On __________________, 20___ before me, ___________________________, a Notary Public, personally appeared _______________________________________________________,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

___________________________________ (SEAL)
(Notary Public Signature)

STATE OF CALIFORNIA                                                                )

COUNTY OF ________________________)

On __________________, 20___ before me, ___________________________, a Notary Public, personally appeared _______________________________________________________,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

___________________________________ (SEAL)
(Notary Public Signature)